                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-34923 of Penske Motorsports, Inc. ("the Company") on Form S-4 of our report on North Carolina Motor Speedway, Inc. dated September 23, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "NCMS Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan


October 28, 1997

                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-34923 of Penske Motorsports, Inc. ("the Company") on Form S-4 of our report dated January 20, 1997 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 and to the reference to us under the headings "PMI Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan


October 28, 1997